                                                                    Exhibit 11.1

Corporate Express, Inc.
Statement Regarding Computation of Net Income (Loss) Per Share

Primary Earnings Per Share

                                                                         Year Ended                  Year Ended
                                                                      February 28, 1995             March 2, 1996
                                                                      -----------------           -----------------

Income (loss) from continuing operations                               $    12,149,000             $     2,744,000
Preferred stock dividend                                                      (432,000)                        -
Discontinued operations                                                            -                           -
Extraordinary item                                                             586,000                         -
                                                                      -----------------           -----------------
Net income (loss)                                                           12,303,000                   2,744,000
                                                                      =================           =================

Income (loss) per share:
     Continuing operations                                                        0.24                        0.04
     Discontinued operations                                                       -                           -
     Extraordinary item                                                           0.01                         -
                                                                      -----------------           -----------------
Net income (loss) per share                                            $          0.25             $          0.04
                                                                      =================           =================

Weighted average shares outstanding                                         42,274,000                  63,893,000

Common Stock Equivalents:
     Preferred stock                                                         3,192,000                         -
     Stock options and warrants                                              2,418,000                   4,164,000
     Convertible notes                                                                                         -    (A)

Items issued within one year of IPO:
     Preferred stock                                                           460,500  (B)                    -
     Stock options and warrants                                                318,000  (B)                    -
     Common stock                                                              532,500  (B)                    -
                                                                      -----------------           -----------------
Total weighted average shares outstanding                                   49,195,000                  68,057,000
                                                                      =================           =================

Fully Diluted Earnings Per Share

Fully diluted earnings per share differs from primary earnings per share by less than 3%.

----------------------------------------------------

 (A) Amounts are excluded from the calculation as they are anti-dilutive.

 (B) Amounts represent stock issued within one year of the initial filing of the registration statement in connection with the initial public offering at below the IPO price and are net of shares repurchased under the treasury stock method.

                                                                    Exhibit 11.1

Corporate Express, Inc.
Statement Regarding Computation of Net Income (loss) Per Share

Primary Earnings Per Share

                                             Three Months        Three Months
                                                 Ended               Ended
                                             June 1, 1996        May 27, 1995
                                           ----------------    ----------------

Net income                                  $    9,616,000      $    6,506,000
                                           ================    ================

Net income per share                        $         0.13      $         0.10
                                           ================    ================


Weighted average shares outstanding             69,111,690          59,086,500

Common Stock Equivalents:
     Stock options and warrants                  6,027,034           3,884,500
                                           ----------------    ----------------

Total weighted average shares outstanding       75,138,724          62,971,000
                                           ================    ================


Fully Diluted Earnings Per Share

Fully diluted earnings per share differs from primary earnings per share by less than 3%.


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